Exhibit 10.15

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

**** INDICATES OMITTED MATERIAL THAT IS THE

SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

AMENDED AND RESTATED

PURIFIED WET PHOSPHORIC ACID SUPPLY AGREEMENT

This Agreement made this 23rd day of March, 2000, by and between Rhodia Inc., a Delaware corporation (“Rhodia”), and PCS Purified Phosphates, a Virginia general partnership formerly known as Albright & Wilson Company (“Partnership”).

W I T N E S S E T H:

WHEREAS, on July 29, 1988, Albright & Wilson Americas Division of Tenneco Canada, Inc., an Ontario corporation (“A&W Canada”), and Partnership entered into a Purified Wet Phosphoric Acid Supply Agreement dated of even date (as amended from time to time since that date, the “1988 Agreement”); and

WHEREAS, Albright & Wilson Americas Limited, a Canadian corporation (“A&W Ltd.”), is a successor to A&W Canada under the 1988 Agreement and, thus, A&W Ltd. and Partnership are parties to the 1988 Agreement; and

WHEREAS, PCS Phosphate Company, Inc., a Delaware corporation, formerly known as Texasgulf Inc. (“PCSP”), Albright & Wilson Americas, Inc., an affiliate of A&W Ltd. (“A&W Inc.”), Partnership, and PCS Industrial Products, Inc., a Delaware corporation (“PCSA”), and Rhodia, have entered into a Distribution and Sale Agreement, dated as of March 23, 2000 (the “Distribution and Sale Agreement”), pursuant to which, among other things, Partnership has agreed to distribute certain assets of Partnership to A&W Inc. and A&W Inc. has agreed to sell its entire interest in Partnership to PCSP as provided therein; and

WHEREAS, in connection with the transactions contemplated by the Distribution and Sale Agreement and in order to satisfy a condition to the obligations of Partnership under the Distribution and Sale Agreement, Rhodia and Partnership desire to enter into this Agreement to effect various further amendments to, and to restate, the 1988 Agreement, and to designate Rhodia as the purchaser thereunder.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein set forth, Rhodia and Partnership hereby amend and restate the 1988 Agreement in its entirety and agree as follows:

1. Purchase and Sale; Specifications.

1.1 Partnership shall sell and deliver, and Rhodia shall purchase and receive, during the term hereof, low alkali purified wet phosphoric acid (“Low Alkali Product”), low alkali low sulfate purified wet phosphoric acid (“Low Sulfate Product”) and high alkali purified wet phosphoric acid (“High Alkali Product”; each of Low Alkali Product, Low Sulfate Product and High Alkali Product sometimes referred to herein as a “Product”, and, collectively, the “Products”) in the quantities and subject to the terms and conditions hereinafter set forth.

1.2 Except as set forth in Section 1.3 hereof, the Products shall conform with the specifications described in Exhibit A attached hereto. Partnership’s analyses at point of transfer shall govern unless shown to be in error. A list of Partnership’s analytical procedures used for Products is attached hereto as Exhibit B. Partnership shall obtain analyses of all Products transferred and shall provide Rhodia a Certificate of Analysis with each transfer of the Products. In the event that Low Alkali Product or Low Sulfate Product shall not conform with any new Food Chemicals Codex standard, then upon sixty (60) days advance written notice to Partnership, Rhodia may elect to reduce or temporarily eliminate shipment and minimum purchases of the affected Products or any portions thereof under this Agreement, such notice indicating (i) the date on which any change in shipment and/or purchases shall occur and (ii) the volume of the applicable affected Product which Rhodia elects to purchase, until such time as the Partnership again offers products hereunder conforming with such standards. If Partnership subsequently notifies Rhodia that the affected Products then meet the minimum applicable Food Chemicals Codex standards and that no change in Product pricing is required hereunder, within sixty (60) days of such notice, Rhodia shall renew its purchase of Products at those then applicable levels set forth in Exhibit C. If Partnership advises Rhodia that an increased price for Products will be required to compensate Partnership for capital expenditures or increased operating costs, the parties shall negotiate in good faith as to such new prices and volumes for Product. If no agreement is reached within nine (9) months of Partnership’s notice, either party shall have the right to terminate this Agreement as to the affected volumes of Low Alkali Product and/or Low Sulfate Product upon not less than six (6) months notice. Except to the extent Rhodia declines to purchase Improved Products as set forth in Section 1.3 below, each type of Product sold hereunder shall be of Partnership’s typical quality.

1.3 The parties recognize that Partnership may develop materials from time to time that are capable of being substituted for one or more of the Products. In the event that Partnership develops any such materials and constructs or modifies facilities so as to be capable of manufacturing such materials, then Partnership shall provide Rhodia with a written notice of (i) the specifications for such materials and (ii) the Food Chemicals Codex applicable to such materials (in each such case, such grade of material is referred to hereinafter as the “Improved Product”). Within three (3) months following receipt of any such notice from Partnership, Rhodia shall notify Partnership in writing as to whether Rhodia intends to purchase Improved Product in substitution for a particular type of Product. The parties agree to negotiate with one another in good faith to determine the amount of an adjustment, if any, to be made to the pricing terms hereunder, the volume of the Improved Product to be purchased and any other provisions of this Agreement that shall be modified. In the event that the parties are unable to reach agreement regarding a mutually acceptable amendment to this Agreement concerning such Improved Product within six (6) months following the date that Partnership notified Rhodia under this Section 1.3, neither party shall thereafter have any obligation hereunder to purchase or supply the applicable Improved Product.

2. Term. The term of this Agreement shall be for the period commencing on the date of this Agreement and ending on July 29, (*****) (the “Initial Term”), and thereafter shall be extended without further action of the parties for additional terms of (*****) years (each an “Additional Term”) upon the expiration of the Initial Term or any Additional Term; provided, however, that upon not less than twenty-four (24) months’ prior written notice to the other party hereto, either party may cause this Agreement to terminate upon the expiration of the Initial Term or any Additional Term thereafter.

3. Price and Terms.

3.1 Rhodia shall pay to Partnership in U.S. Dollars a price per short ton (“st”) of P2O5 contained in Product F.O.B. at the Aurora Plant determined as follows:

(i)	The initial price for Low Alkali Product is $(*****);

(ii)	The initial price for Low Sulfate Product is $(*****); and

(iii)	The initial price for High Alkali Product is $(*****).

The price for each of the Low Alkali Product, Low Sulfate Product and High Alkali Product shall be adjusted during the term of this Agreement in accordance with the provisions set forth on Exhibit C attached hereto.

As used herein, “Contract Year” means a calendar year commencing January 1 during the term of this Agreement, except that the first such period shall commence upon the date of this Agreement and terminate on December 31, 2000. As used herein “Contract Quarter” means a period of three (3) consecutive months, beginning January 1, April 1, July 1, or October 1, except that the first such period shall commence upon the date of this Agreement and end on the day prior to the start of the first full Contract Quarter.

3.2 On or before the September 30th prior to the commencement of each Contract Year (as defined in Section 3.1), Partnership shall give Rhodia written notice of its estimate of the price for each Product for such Contract Year. On or prior to June 30 of the next following Contract Year, Partnership shall determine the actual price for each Product purchased, and to be purchased by Rhodia during such Contract Year (based upon the calculations set forth in Exhibit C) and shall invoice or credit Rhodia for the difference, if any, between such actual price and the amount previously invoiced at the estimated prices to Rhodia for such Contract Year. For the remainder of such Contract Year, Partnership shall invoice Rhodia for the actual price for the Products as so determined.

3.3 Partnership shall invoice Rhodia for payment with respect to each shipment of Product hereunder, and the terms of payment for all Products purchased hereunder shall be net thirty (30) calendar days from date of the invoice.

3.4 Partnership shall keep and maintain true and accurate records as may be necessary to verify volumes delivered and indices tracked as bases for prices charged to Rhodia under this Agreement. If Rhodia disputes any of the amounts charged hereunder, Partnership shall allow representatives of Rhodia immediate and full access (including the rights of physical inspection and to make copies) to such records and such other information maintained by Partnership as may be necessary for the verification of such amounts. Partnership and Rhodia shall use their best efforts to resolve such dispute within 45 calendar days after the relevant invoice date.

3.5 If it is determined that there has been an overcharge, then Partnership shall immediately refund the overcharge received by it to Rhodia or, if such amount has not been previously paid, Rhodia shall pay to Partnership the correct amount owed to Partnership. If it is determined that there has been an undercharge, Rhodia shall immediately pay the undercharge to Partnership plus any additional amounts not previously paid hereunder.

3.6 Notwithstanding anything to the contrary contained in this Section 3, with respect to any Contract Year after the (*****) Contract Year hereunder, if Rhodia notifies Partnership of a bona fide opportunity, and provides a copy thereof in writing (showing all terms of the offer, including the offering party), under which Rhodia is to purchase a quantity of phosphoric acid of a quality equal to or better than a specific Product manufactured by Partnership at a price F.O.B. rail car customs cleared U.S. East Coast port that, giving effect to all conditions of such offer, is at least ten percent (10%) less than the price per short ton then in effect under this Agreement for the relevant Product (the “Lower Offer”), Partnership shall have the option to meet the Lower Offer within fifteen (15) calendar days after notification by Rhodia, for the same annual quantity as that to which the Lower Offer relates. In the event that Partnership does not elect to meet the Lower Offer, then (i) Rhodia shall be released from its obligation hereunder to purchase the annual volume of the Lower Offer up to an amount equal to the lesser of (a) (*****) short tons of the Product or (b) (*****) short tons of the Product minus the sum of all then effective Released Quantities and Met Quantities (both as hereinafter defined), and (ii) the portion of each type of Product required to be purchased by Rhodia as set forth in Exhibit C shall be proportionately reduced to equal the result of multiplying the annual amount of such Product which Rhodia is required to purchase as set forth in Exhibit C times a fraction, the numerator of which is the total annual number of short tons of all Product required to be purchased as set forth in Exhibit C minus the Released Quantity and the denominator of which is (*****). “Released Quantity” means the annual quantity of short tons of Product that Rhodia has been released from its obligation to purchase hereunder pursuant to a Lower Offer presented to Partnership by Rhodia in accordance with this Section, “Met Quantity” means the annual quantity of short tons of Product for which Partnership has reduced the purchase price hereunder pursuant to a Lower Offer presented to Partnership by Rhodia in accordance with this Section. With respect to all Released Quantities hereunder, such right to purchase from such third party must be exercised in writing by Rhodia within sixty (60) calendar days and shall be effective twelve (12) months after Partnership’s receipt of Rhodia’s notice of the Lower Offer in accordance with the notice provisions set forth herein. In the event that Rhodia shall accept any Lower Offer from such third party pursuant to the terms hereof, then, upon the expiration of the contract or other arrangement entered into pursuant to such Lower Offer, Rhodia shall revert to the purchase of quantities of Product from Partnership, at the then effective price hereunder, which Rhodia was required to purchase prior to application of this Section. In the event that Partnership elects to meet the Lower Offer, then (i) Partnership shall sell to Rhodia on an annual basis the quantity of Product as to that which the Lower Offer relates, up to an annual amount equal to the lesser of (a) (*****) short tons of the Product or (b) (*****) short tons of the Product minus the sum of all then effective Released Quantities and Met Quantities at the price per short ton in the applicable Lower Offer (the “Met Price”) for the term specified in the Lower Offer (the “Met Term”), and (ii) the Met Price shall remain in effect with respect to the Met Quantity for the entirety of the Met Term despite any subsequent Lower Offer received by Rhodia that contains a price per short ton less than the Met Price. Upon the expiration of the applicable Met Term, Rhodia shall revert to the purchase of Product from Partnership at such price that Rhodia was required to pay prior to adjustment under this Section. Rhodia shall be entitled to present subsequent Lower Offers to Partnership under this Section so long as, at the time of any such subsequent Lower Offer, the sum of all effective Released Quantities and Met Quantities does not exceed (*****) short tons of Product on an annual basis.

4. Quantity.

4.1 For each Contract Year, Partnership shall sell and ship to Rhodia, and Rhodia shall purchase from Partnership, Low Alkali Product, Low Sulfate Product and High Alkali Product ordered by Rhodia subject to the parameters set forth in Exhibit C (except as otherwise agreed by the parties in writing). In the event that Rhodia does not purchase the applicable required minimum volume of High Alkali Product during any Contract Year and Partnership recycles High Alkali Product, Rhodia shall pay a “Recycle Fee” for all such tons of High Alkali Product so recycled equal to the difference between the applicable minimum volume on High Alkali Product and the actual amount of High Alkali Product purchased by Rhodia during such Contract Year. The Recycle Fee for Contract Year 2000 is $(*****) per short ton of P2O5. The Recycle Fee for Contract Years after 2000 shall be the product of (i) $(*****) and (ii) a fraction in which (a) the price per short ton P2O5 of High Alkali Product for the applicable Contract Year, calculated in accordance with this Agreement, is the numerator and (b) $(*****) per short ton P2O5 is the denominator.

4.2 If, at any time during the term of this Agreement, Rhodia reasonably determines that it is not in Rhodia’s economic interest to continue to purchase the Low Alkali Product, Low Sulfate Product or High Alkali Product, due to events or circumstances outside of Rhodia’s control (including, but not limited to, customer demand, market pricing conditions and government regulations (other than government regulations that would excuse Rhodia’s delay in performance or non-performance of any of the terms and conditions of this Agreement in accordance with Section 8 hereof)), which eliminate Rhodia’s earnings (before interest and taxes as determined in accordance with United States generally accepted accounting principles) on any Products purchased from Partnership or any products incorporating such Products for a consecutive eighteen-month (18-month) period (such determinations constituting a declaration by Rhodia of “economic force majeure”); then Rhodia shall notify Partnership in writing of such determinations and, beginning on the date of Rhodia’s notice (the “EFM Notice Date”) and ending no later than six (6) months from the EFM Notice Date, the parties will discuss and evaluate in good faith, proposals to address such economic force majeure in a manner that (i) does not obligate Partnership to suffer any adverse financial or operational consequences therefrom and (ii) provides Rhodia with some relief from the financial consequences thereof. Upon expiration of such period, Partnership, in the exercise of its sole discretion and upon written notice to Rhodia, will select a proposal to address such economic force majeure should it continue, which approach shall be implemented on or before eighteen (18) months from the EFM Notice Date, provided that Rhodia has the right to reject any approach selected by Partnership and to continue to operate under the terms of this Agreement.

5. Order Procedure; Delivery.

5.1 On or before the September 15th prior to the commencement of each Contract Year, Rhodia shall give Partnership written notice of its estimate of the quantity of each Product to be supplied by Partnership hereunder during such Contract Year. Except as otherwise provided in Section 4 above, nothing herein shall require Rhodia to purchase quantities of Product equal to the annual estimate. Seven (7) business days prior to the first day of each month, Rhodia shall provide Partnership with a three-month projection of its quantity requirements hereunder. The quantities specified for the first month of such three-month projection shall be binding upon Rhodia; however, the amounts specified for the remaining two (2) months shall be estimates only and shall not bind Rhodia.

5.2 Rhodia shall issue purchase instructions from time to time for its requirements of Products not less than two (2) days prior to its intended shipment date. Partnership shall use commercially reasonable efforts to fulfill each order on the shipment date set forth therein. Shipments for each Contract Quarter shall be scheduled in reasonably equivalent monthly volumes, with variations for any month not exceeding plus or minus 20% of one-twelfth (1/12th) of the proposed annual volumes to be purchased hereunder (i.e. the annual volume of each Product noticed pursuant to Section 5.1 above) unless otherwise mutually agreed to by the parties.

5.3 Partnership shall, at Rhodia’s sole cost, arrange delivery of Products purchased hereunder from the Aurora Plant to the relevant delivery point specified by Rhodia. Delivery shall be via rail cars or tank trucks made available by Rhodia. Rhodia shall reimburse Partnership each month for all costs incurred by Partnership under this Section 5.3, including all actual duties and the costs of insurance and of providing, maintaining and loading such tank cars or tank trucks, as the case may be, after the Products leave the Aurora Plant.

6. Title and Risk of Loss. Title, and risk of loss or damage, to Products shall pass to Rhodia at such time as Products are pumped into rail tank cars or tank trucks, as the case may be, at the Aurora Plant.

7. Limited Warranty; Indemnification.

7.1 Partnership warrants title and that the Products shall conform to the specifications set forth on Exhibit A attached hereto. Subject to the preceding sentence and except as otherwise expressly provided herein, PARTNERSHIP MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, AS TO MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OR ANY OTHER MATTER WITH RESPECT TO THE PRODUCTS, WHETHER USED ALONE OR IN COMBINATION WITH ANY OTHER MATERIAL. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES RESULTING FROM A DELAY OR FAILURE OF PERFORMANCE OR ANY OTHER DEFAULT HEREUNDER EXCEPT FOR ANY DAMAGE ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LIABLE PARTY.

7.2 Rhodia may reject Products not conforming to the corresponding specifications set forth on Exhibit A attached hereto by delivering notice to Partnership within 75 calendar days of the delivery of such Products to Rhodia. Failure to give notice within 75 calendar days after receipt by Rhodia of Products shall constitute acceptance of such Products. Partnership shall have the right to inspect the Products so rejected for the purpose of confirming their nonconformance to the corresponding specifications set forth on Exhibit A attached hereto. If Rhodia and Partnership agree that such Products conform to the corresponding specifications set forth on Exhibit A attached hereto, Rhodia shall revoke its rejection of, and shall accept, such Products. If Rhodia and Partnership are unable to agree as to whether such Products are nonconforming or not, they shall select an independent laboratory to analyze the Products, whose determination shall be conclusive. All analyses conducted pursuant to this Section shall be conducted in accordance with the analysis procedures listed on Exhibit B attached hereto.

7.3 If (i) Products delivered to Rhodia fail to meet the corresponding specifications set forth on Exhibit A attached hereto, (ii) Rhodia notifies Partnership of such nonconformance within 60 calendar days of delivery and (iii) Rhodia nevertheless accepts such Products, then Rhodia and Partnership shall negotiate in good faith to adjust the price to be paid by Rhodia for such Products.

8. Force Majeure. Partnership and Rhodia shall each be excused for any delay in performance or for non-performance of any of the terms and conditions of this Agreement, other than payment of money, caused by any cause or circumstance beyond their respective control including, but not limited to, any act of God, fire, flood, or governmental regulations, governmental directive (including, without limitation, any governmental regulation, directive that prevents Rhodia’s customers from consuming Products or materials manufactured by Rhodia using the Products or selling products made therefrom), accident, strikes, lockouts or unavoidable breakdowns, for the duration and to the extent that any such cause or circumstance affects the production, delivery, acceptance, transportation or consumption of Products hereunder. Each party hereto agrees to give the other party notice, as early as reasonably possible, of any cause or circumstance which might give rise to a delay, interruption or reduction on any delivery or acceptance of Products hereunder, so that the other party might make appropriate other arrangements. In the event Partnership is unable to supply the full quantities of Products required hereunder due to such cause or circumstance, Partnership shall, in allocating available supplies of Products, accord Rhodia parity with respect to the requirements of Partnership, Partnership’s affiliated companies, and Partnership’s other customers.

In the event that Partnership is excused from performance hereunder in accordance with this Section 8, for so long as such nonperformance continues, Rhodia shall be allowed to purchase phosphoric acid from third-party manufacturers in an amount equal to the volume unfulfilled by Partnership.

After cessation of the effects of a cause or circumstance as described above, Partnership shall not be required to make up, nor shall Rhodia be required to accept, any deliveries or quantities of Products the supply of which had been excused as a result of such cause or circumstance pursuant to the provisions of this Section.

9. Taxes. The price specified herein does not include any sales, excise, customs or similar tax, charge, duty or cost levied or imposed as of this date by any federal, state, municipal or other governmental authority upon the manufacture, sale, delivery, shipment or use of Products sold hereunder, and any such tax, charge or cost, as well as any increases therein or any similar taxes or charges levied after the date of this Agreement shall be for the account of Rhodia. Income, franchise, gross receipts, excess profit, and other similar taxes are not to be regarded as taxes, charges or costs within the meaning of this paragraph.

10. Miscellaneous.

10.1 Neither party shall (by operation of law or otherwise) assign or transfer its rights or delegate its performance hereunder without the prior written consent of the other, which consent shall not unreasonably be withheld, and any attempted assignment, transfer or delegation without such consent shall be void.

10.2 Any notice required or permitted to be given hereunder shall be in writing (including facsimile transmission) and shall be deemed to have been given when delivered in person or by courier or received by facsimile or seven (7) calendar days after mailing by registered or certified mail to the following addresses:

If to Rhodia:

Rhodia Inc.

259 Prospect Plains Road

CN7500

Cranbury, New Jersey 08512-7500

Facsimile: (609) 860-0297

Attention: General Counsel

If to Partnership:

PCS Purified Phosphates

c/o PCS Phosphate Company, Inc.

3101 Glenwood Avenue

P.O. Box 30321

Raleigh, North Carolina 27622-0321

Attention: Law Department

Invoices and other communications shall be sent by first-class mail, postage prepaid, telex or facsimile transmission to such locations or persons as either party may designate from time to time. Either party may change its address for the receipt of notices, requests or other communications hereunder by written notice duly given to the other party. Each party shall acknowledge in writing receipt of any notice, request or other communication delivered in person.

10.3 The section headings in this Agreement are for convenience only and are in no way to be construed as part of this Agreement nor as a limitation of the scope of the particular sections to which they refer.

10.4 If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement or any other application of such term or provision shall not be affected thereby.

10.5 This Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. No condition, usage of trade, course of dealing or performance, understanding or agreement purporting to amend, modify, vary, explain or supplement the terms or conditions of this contract shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of purchase order or shipping instruction forms containing terms or conditions at variance with or in addition to those set forth herein. No waiver by either party with respect to any breach or default or of any right or remedy, and no usage of trade or course of dealing or performance, shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy or of any other term, condition or provision of this contract, unless such waiver be expressed in writing and signed by the party to be bound.

10.6 This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all other agreements, understandings or representations, whether written or oral, relating to the sale and purchase of Product,

10.7 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflict of laws.

* * * * * * * * * *

(signature page to Amended and Restated Purified Wet Phosphoric Acid Supply Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this contract to be executed by their duly authorized representatives as of the day and year first above written.

RHODIA INC.

By:	/s/ Richard V. Kennedy, Jr.

PCS PURIFIED PHOSPHATES, a Virginia general partnership

By:	PCS INDUSTRIAL PRODUCTS, INC., a general partner

	By:	/s/ Illegible

By:	PCS PHOSPHATE COMPANY, INC., a general partner

	By:	/s/ Illegible

Solely for the purpose of acknowledging and confirming the assignment of any and all rights and obligations under the 1988 Agreement to Rhodia Inc.

By:	ALBRIGHT & WILSON AMERICAS LIMITED

	By:	/s/ Illegible

EXHIBIT A

PRODUCTS

Low Alkali Purified Acid	Low Alkali Product Code 591	Typical	Low Sulfate Product Code 592	Specification Both Code 591 & 592 except as otherwise indicated
%P2O5	62.1		622	61.8 min.
SO4	212 ppm		90 ppm	250 max. (591)100 max. (592)
Na(NH3)	75 ppm (1.6 ppm)		75 ppm (1.3 ppm)	100 max. (10 ppm max.)
Fe	2 ppm		2 ppm	10 max.
F	2.5 ppm		3 ppm	5 max.
Pb	<0.1 ppm		<0.1 ppm
Al	<10 ppm		<10 ppm
Cl	<5 ppm		<5 ppm
Mg	<5 ppm		<5 ppm
Ca	<5 ppm		<5 ppm
K	<5 ppm		<5 ppm
As	<1 ppm		<1 ppm	3 max.
Cd	<1 ppm		<1 ppm
Ni	<1 ppm		<1 ppm
CU	<1 ppm		<1 ppm
Mn	<1 ppm		<1 ppm
Cr	<1 ppm		<1 ppm
V	<1 ppm		<1 ppm
Heavy Metals (as Pb)	5 ppm		5 ppm	10 max.
APHA Colour Units	<10 ppm		<10 ppm	<10.

High Alkali Purified Acid			Typical Code 590	Specification Code 590
%P2O5			59.3	59.1+0.5 or -0.5
SO4			265 ppm	1000 max.
%Na(NH3)			0.5 (76 ppm)	1.0 max. (200 ppm max.)
Fe			5 ppm	50 max.
F			24 ppm	70 max.
APHA Colour Limits			150	250 max.
Ca			<20 ppm
Mg			<20 ppm
Cr			<5 ppm
Ni			<2 ppm
V			<2 ppm
Mn			<2 ppm
Cu			<2 ppm
As			<2 ppm
Si			<10 ppm
Cl			<20 ppm
Pb			0.2 ppm
Heavy Metals (as Pb)			5 ppm

Note: Figures in the column labeled “Specification” are taken from the “Licenses and Engineering Services Agreement” - 29th July 1981, except for the figures in parenthesis, which figures are taken from the process engineering dossier for the ammonia scrub project dated 18 November 1992.

EXHIBIT B

Analytical Procedures used at Aurora for Low and High Alkali Acids

January 1, 2000

	Procedure
Component	Per Contract	Principle	PCS Phosphate Procedure #	Principle
P205-L.Alkali	A&W T190	Titration	3.018 Density	(A/W/AS-TM)
P205-L.Alkali	A&W T190	Titration	3.002 Density	(Pyk/ICT)
P205-H.Alkali	A&W T190	Titration	3.015	Titration
S04	A&W 209	Colorimetry	8.003	ICP
Na	A&W Q711	AA	8.003	ICP
Fe	A&W Q781	AA	8.003	ICP
F(L.AIkali)	A&W 149	Distill/Colorimetry	3.004	ISE
F(H.Alkali)	A&W 149	Distill/Colorimetry	3.005	ISE
Pb	A&W Q781	AA	8.003	ICP
Al	A&W Q731	AA	8.003	ICP
Cl	A&W 270	Colorimetry	3.014/C-205A	Turbidmetric
Mg	A&W Q721	AA	8.003	ICP
Ca	A&W Q721	AA	8.003	ICP
K	A&W Q712	AA		ICP
As	A&W Q461	Colorimetry	8.003	ICP
Cd	A&W Q781	AA	8.003	ICP
Ni	A&W Q781	AA	8.003	ICP
Cu	A&W Q781	AA	8.003	ICP
Mn	A&W Q781	AA	8.003	ICP
Cr	A&W Q781	AA	8.003	ICP
V	A&W Q731	AA	8.003	ICP
Si	A&W Q731	AA	8.003	ICP
Heavy Metals	FCC	Color	FCC/3.011	Color
(as Pb)-L.Alkali
APHA Color-	A&W MCL	Lovibond	3.023	LCS/Spectro
12/31/99	D157	Nessleriser		Pt/Co
	Pt/Co	(Glass Disks)

AA = Atomic Absorption Spectrometry

ICP = Inductively Coupled Plasma Optical Emission Spectrometry

ISE = Ion Selective Electrode

Titration = Between 1st and 2nd endpoints

EXHIBIT C

2000 Base Pricing for Purified Acid for Rhodia, FOB Aurora

	High Alkali		Low Alkali		Low Alkali Lo SO4
Rock		(*****)		(*****)		(*****)
Sulfur/Sulfuric Acid		(*****)		(*****)		(*****)
Conversion/Depreciation/Markup		(*****)		(*****)		(*****)

2000 Base Prices	$	(*****)	$	(*****)	$	(*****)
Volume, STPYP2O5		(*****)		(*****)		(*****)
Total		(*****)

*	For any Calendar Year less than twelve (12) months in length, the volume requirements (both maximums and minimums) shall be reduced by a fraction, the numerator of which is the number of days in such Calendar Year and the denominator of which is 365 days.

Inflation Adjustment for Wet Phosphoric Acids

Adjust Rock Component annually with change in the 4th Quarter average of the monthly (*****) Prices presented by Fertecon Price Service, published in Fertecon World Fertilizer Review.

Base Factor =	(*****)	for 4th Quarter of 1999

The Price will be adjusted for a Contract Year by multiplying the base price Rock component by the ratio of the 4th Quarter weekly average for the year immediately preceding the Contract Year and the actual Base Factor for the 4th Quarter 1999.

Adjust Sulfur/Sulfuric Acid Component annually with change in the 4th Quarter average of the (*****) Price as Published in Green Markets, a Pike & Fischer, Inc. publication.

Base Factor =	(*****)	for 4th Quarter 1999

The Price will be adjusted for a Contract Year by multiplying the base price Sulfur/Sulfuric Acid component by the ratio of the 4th Quarter weekly average for the year immediately preceding the Contract Year and the actual Base Factor for the 4th Quarter 1999.

Adjust the Third Component annually with change in the (*****) as Published by the Bureau of Labor Statistics of the U.S. Department of Labor.

Base Factor =	(*****)	estimated for December 1999

The Price will be adjusted for a Contract Year by multiplying the base price Conversion/Depreciation/Markup component by the ratio of the December (*****) for the year immediately preceding the Contract Year and the actual Base Factor for December 1999.

If the (*****) or any of the other adjustment factors set forth above shall cease to be published, then there shall be substituted for the (*****) or such applicable factor as Partnership and Rhodia shall agree upon, and, if they are unable to agree within 90 calendar days after the applicable adjusting factor ceases to be published, such matter shall be determined by arbitration in accordance with the Rules of the American Arbitration Association.

In the event there is any delay in the publication of any of the adjusting factors for a Contract Year which prevents the calculation of any component for the purposes of any supplies of Product in the following Contract Year, such supplies shall be involved without adjustment of the applicable component but there shall be a subsequent adjustment of the amounts payable for such supplies as soon as the relevant index or value can be determined.